iXblue

Nauticus Robotics Inc.

Commercial Proposal for DriX Uncrewed Surface Vehicle (USV) & ancillaries



iXblue document ref. QU_2111_41317 dated December 6, 2021

iXblue Inc.
1580 Lincoln St. Suite 860, Denver CO 80203
www.ixblue.com

1 Reference of the inquiry

Nauticus Robotics Point of Contact
Mr. Todd NEWELL
SVP Business Development
17146 Feathercraft Lane, Suite 450 Webster, TX 77598
Cell: (823) 577-8234
tnewell@nauticusrobotics.com

iXblue Point of Contact
Mr. Euan MACKAY
Business Development Manager North America
1580 Lincoln St, Suite 860, Denver CO 80203
Cell: (832) 474- 1182
euan.mackay@ixblue.com

Mr. Stephane VANNUFFELEN
Marine Autonomy Technical Director
46 Quai François Mitterrand, NEF A 13600 La Ciotat France
Cell: +33 6 12 60 24 23
stephane.vannuffelen@ixblue.com

Offer Details

Nauticus Robotics Hydronaut vessel delivery schedule is currently 12-14 months and out with the scope of delivery requirements for their end client. The Aquanaut Robotic system is available in 8 to 9 months and hence consideration to purchase the DriX System to provide the complete solution.

Nauticus Robotics Inc. are requesting the DriX Solution to host the Acomm modem system to be delivered in June of 2022.

Therefore iXblue Inc., will provide both the Commercial & Technical proposal on DriX system and all associated communication ancillaries.

Delivery preference with the DriX is to TAU Testing center, near Stavanger / Norway for August 2022 so that full SAT`s on the DriX and the Aquanaut system can be commissioned in August/ September 2022 timeframe. The complete Turnkey solution is expected to be in the field by February/March 2023 operating in UK & European waters. This schedule is subject to change.

Applicable documents

- ✓ Technical description of DriX USV is detailed in document ref: *"DRIX Technical description_12_Nauticus_Robotics"*
- ✓ Technical description of iXblue GAPS USBL M7 ref: *"TD-GAPSM7-AN-001-C"*
- ✓ Technical description of iXblue Oceano MT912S-R ref: "*iXblue-DS-Oceano MT912S Series - 2019-04(1)* "
- ✓ IXBLUE GENERAL TERMS AND CONDITIONS OF SALE FOR DRIX USV Rev. 26/04/21
- ✓ DriX Concept of Operations 'CONOPS', User manual, FAT/SAT/HAT as well as Survey Mission Reports are available upon request.

2 Commercial offer

Summary

Detailed pricing for Nauticus Robotics Inc., for iXblue DriX Uncrewed Surface Vehicle (USV) in accordance with the data specifications & concept of operations set by Nauticus Robotics Inc.

Item	Product	Unit price	Qty	Total Price
1.	**DriX USV** ✓ **Including Custom Gondola** *Design, production, cable (except modem cables) and weight balance of Gondola DOLPHIN + SUBNERO + GAPS M7 (USBL). Sensors & cables can be customer supplied or priced separately as listed in Section 2* ✓ **Including Payload Integration, offset, setup and testing** *Processor unit installation in DriX. Offset measurements, cable connection, configuration setup and trials using associated software* ✓ **Including LARS DDS** *Launch and recovery system includes the launcher, the docking auto function (including 1 iXblue Quadrans AHRS inside the DDS) Excluding 2 lift points for Davit application, this is an optional extra if required and priced upon request* ✓ **Including Shipping container** *Forty feet long, hardtop container. Includes one cart to get DriX out of the container.* ✓ **Including Spare parts package** *Basic spare list – available upon request* ✓ **Including Maintenance Kit** *For up to 3000 hours of operation* ✓ **Including Delivery FCA La Ciotat France** *As per Incoterm ICC 2010*	[redacted]	[redacted]	[redacted]
2.	**DriX USV add-on: Payload & Sensors** ✓ **Including Valeport Sound velocity sonder mini SVS** *Fitted in in Gondola* ✓ **Including iXblue GAPS USBL M7** *As per datasheet & technical description* *Ref: TD-GAPSM7-AN-001-C* ✓ **Including iXblue OCEANO MT912S-R** *Required for Acoustic positioning of Aquanaut Robot* *As per datasheet & technical description* *Ref° iXblue-DS-Oceano MT912S Series - 2019-04(1)*	[redacted]	[redacted]	[redacted]
3.	**DriX USV add-on: Communication & Navigation** ✓ **Including Over the horizon capability** *Over the Horizon SATCOM Thales Vessel Link 350 - recommended considering 4G coverage uncertainty. It does not include any service subscription.* ✓ **Including Radar Halo 20+** ✓ **Including MBR 144 antenna for DriX USV**	[redacted]	[redacted]	[redacted]

Item	Product	Unit price	Qty	Total Price
4.	**DriX Training & Support** ✓ **Including DriX Supervisor Training** *Including E-learning and onsite 6 days training in La Ciotat, France. Transportation and accommodation for trainees are not included in this price which is for up to 4 persons in La Ciotat, France. From that basis, an extra 7,230 USD is required for any additional persons* ✓ **Including Maiden Mission support** *One iXblue engineer assistance for first mission(s) - max 30 business days of customer assistance, excluding "Travels and Expenses"* ✓ **Including DriX Software's & updates** *DriX routine updates for 2 years after delivery). Software Extended Maintenance SEMA (Annual extension fee of $ 6000.00), including DriX software routine updates & Simulator updates.* ✓ **Not included – Additional Support from DriX Operational Service Team** *Day rate is $1,500.00 per person per day, excluding "Travels and Expenses"*	[redacted]	[redacted]	[redacted]
5	**DriX USV add-on: Payload & Sensor Options** ✓ **Not Included - Winch for CTD/ SVP sounder** ✓ **Not Included - Valeport SVP SWIFT sound velocity profiler** *Fitted on winch*	[redacted]	[redacted]	[redacted]
		TOTAL		[redacted]

Conditions on pricing for DriX (USV)

- **Terms and conditions**: The iXblue general terms and conditions of sale, as listed in 'Applicable Documents in section 1' ref. *'IXBLUE GENERAL TERMS AND CONDITIONS OF SALE FOR DRIX USV Rev. 26/04/21'* are fully applicable to the present quote and to the related order/s. They are completed by the following terms and conditions which will prevail, as the case may be.

- **Delivery schedule:** Delivery time for the DriX USV configured to accommodate required sensors is T0 + 7 months from the time the Purchase Order is received at iXblue. **Purchase Order must be received no later than the 17th of December 2021.** Delivery for the DriX USV is per Incoterm EXW La Ciotat France, as per Incoterm ICC 2010. Transit time for DriX shipment direct from the Shipyard in La Ciotat to TAU in Stavanger Norway will be determined after order is received.
  Whenever external sensors are required, the delivery terms stipulated above are conditional to the receipt of these goods in due time at iXblue shipyard for their integration in DriX USV as per the production planning.
  iXblue are not responsible for delays with the DriX System/s if any components due by the client is not received within the requested timeframe. The timeframe for these components will be determined on the Order Acknowledgement.
  Whenever an export, import or transfer license or authorization is required, iXblue shall not deliver the concerned goods or services before receiving the said license or authorization. Therefore, the delivery terms stipulated in this quote are conditional to the receipt of any export, import or transfer license or authorization required.

- **Prices**: Net in US Dollars, exclusive of VAT, freight, insurance, import taxes, custom fee or other duties. The Incoterm applicable is FCA – France, according to INCOTERMS ICC 2010.

- **Payments:** Payments can be remitted via check or wire transfer.

- **Invoicing for Item 1, 2, 3 & 5**: Payment terms for all invoices are 30 days net upon presentation of Commercial Invoice. iXblue will invoice for all payments based on the following milestone billing schedule:
  - *30% down payment at the time of PO issuance*
  - *60% due at the time of Factory Acceptance Testing of DriX USV in La Ciotat, France*
  - *10 % due at Sea Acceptance Tests, full report to be signed and witnessed by both iXblue and customer situated in TAU Testing Centre, Norway*

- **Invoicing for Item 4:** 100% upon delivery of goods or completion of services, NET30 upon presentation of Commercial Invoice.

- **Warranty**: Each DriX package comes with a 12-month warranty upon delivery.

- **Offer validity**: This offer is valid until 12/17/2021, with delivery within 24 months.
- **COVID-19 Disclaimer:** The implications of the Coronavirus pandemic are currently difficult to foresee. iXblue will make all reasonable commercial efforts to overcome the Coronavirus pandemic implications in the best interest of the customer, but formally reserve the right, subject to reasonable prior written notice and consultation with the customer, to delay, extend, or suspend the deliveries or services to the extent necessary due to any relevant impeding implications on deliveries or services caused by or related to the Coronavirus pandemic. iXblue will cover its own costs in relation to such necessary delay, extension, or suspension, but shall not be liable for or responsible for, and the customer shall hold iXblue harmless from and against, any costs or consequences incurred by or on part of the customer.

IXBLUE GENERAL TERMS AND CONDITIONS OF SALE FOR DRIX USV

Rev. 26/04/21

ARTICLE 1 – APPROVAL OF THE GENERAL TERMS AND CONDITIONS OF SALE

1.1. The present General Terms and Conditions of Sale (hereinafter referred to as the "GTCS"), together with the particular conditions which complete or modify the GTCS, set out the conditions under which iXblue sells the DriX USV and its related accessories and services (hereinafter the "USV") to the customer (hereinafter referred to as the "Customer") and are part of the order (hereinafter referred to as the "Order") between iXblue and Customer. iXblue's offer is also ruled by present terms and conditions and is part of the Order.

1.2. If accepted in writing by iXblue, any particular conditions shall be prevail on the GTCS.

1.3. Save with iXblue's written consent, any terms and conditions included in the general conditions of purchase or any other documents coming from the Customer are not applicable to the Order.

1.4. By accepting any offer from iXblue, the Customer shall be deemed to have approved the Order's terms and conditions unconditionally, and hereby undertakes not to invoke any document against any of the provisions herein.

ARTICLE 2 – CONTRACT OF SALE

2.1. Only Orders confirmed in writing by iXblue will be deemed definitely agreed and binding. The confirmation will be formalized by issuance of an Order acknowledgment, subject to any constraint due to export control rules.

2.2. In case of contradiction between quotation, Order and Order acknowledgement from iXblue, the later shall prevail.

2.3. In case a Customer wishes to cancel any Order after the unconditional acceptance of iXblue, the Customer shall be liable to pay to iXblue, by rights, an order cancellation compensation of 30% of the Order value. Moreover, for any Order or item of an Order corresponding to non-recurrent engineering activities and/or to goods with lead times of ten (10) weeks or more, the said compensation will be increased by:

- 20%, to a total of 50% of the Order value, if the cancellation is received at iXblue's premises more than eight (8) weeks before the last planned delivery date,
- 40%, to a total of 70% of the Order value, if the cancellation is received at iXblue's premises between eight (8) and four (4) weeks before the last planned delivery date,
- 70%, to a total of 100% of the Order value, if the cancellation is received at iXblue's premises within four (4) weeks of the last planned delivery date.

2.5. iXblue shall have the right to charge the compensation, in whole or in part, against any advance payment received. The balance of the compensation shall be paid by the Customer upon its Order cancellation. Any delay in payment shall trigger application of the interest payments as per article 7.3 below, starting on the cancellation receipt date. Upon payment of the compensation, the Customer is deemed to have waived any right on the ordered goods.

ARTICLE 3 – DELIVERY OF THE USV

3.1. Conditions

The USV shall be delivered to the Customer in accordance with the Incoterm (ICC 2020) stipulated in the offer issued by iXblue. Transfer of risks occurs according to the conditions of said Incoterm. If no incoterm is specified, Incoterm FCA La Ciotat harbor (France) shall be applicable by default.

3.2. Delivery time

The planned lead times stated in iXblue's Order acknowledgment have indicative value. Delays with respect to the planned lead times shall not give rise to any damages, indemnification, liquidated damages, compensation, price reduction or cancellation of Order. Whenever possible, iXblue will inform the Customer as soon as it will appear that the last communicated planned delivery date will not be fulfilled and will provide a new planned delivery date simultaneously.

3.3. Transfer of title and of risks

The transfer of property and of the risks of the USV (including all risks associated with USV operations at sea) from iXblue to the Customer shall occur upon the delivery date of the USV. Upon transfer of property and risks of the USV to the Customer, the Customer shall assume solely and exclusively all responsibilities related to the operation and use of its USV anywhere in the world and shall save, defend and indemnify iXblue against all and any claim, action, recourse, liability or demand of any kind, resulting from the use, rental and/or operation of the USV by the Customer or from any damage to third party by the Customer.

3.4. Partial deliveries

iXblue may make partial or total deliveries after prior notification to the Customer.

ARTICLE 4 – EXPORT/IMPORT CONTROL

4.1. Whenever an export, import or transfer license is required for the Order approval and performance, iXblue is committed and bound to the said Order only once all the licenses required have been received. To that extent, iXblue reserves the right to issue a first Order acknowledgment conditional to the reception of the said licenses. In this case, a second non-conditional Order acknowledgment may be issued once the said licenses would have been received, confirming the planned delivery date.

4.2. Pursuant to the applicable export control rules, the Customer undertakes to comply with any obligation stated by the French authorities and with any declaration on his behalf, particularly as related to the final utilization of the sold USV or to the commitment to non-re-exportation without prior authorization.

4.3. iXblue shall not be liable to the Customer for any denial or withdrawal of any export license by the competent authorities. Such a situation shall be considered as a force majeure event under this Order and article 13 shall apply.

ARTICLE 5 – AUTHORIZATION TO RE-SELL THE USV SOLD

The Customer is deemed to use the USV sold in the Customer's normal course of business. Up until full discharge of the sold USV from the property reserve in accordance with article 8 below, the Customer shall not re-sell the USV delivered, nor pledge the USV delivered or use them as security, or transfer the title thereto, even as a guarantee. Notwithstanding the above-mentioned points, the Customer shall not re-sell the sold USV in breach of the provisions of article 4 above.

ARTICLE 6 – SERVICES RELATED TO THE USV

6.1. The performance of any service related to the USV will be accomplished at the premises of iXblue or in any other place mutually agreed with the Customer. Except as otherwise stated, the said services shall be performed in accordance with the applicable procedures in force in iXblue and iXblue shall provide the Customer with all the possible prerequisites and prior dispositions that fall under Customer's responsibility. The concerned personnel from

iXblue and the Customer, including any contractors, sub-contractors and consultants, shall be informed of the regulations in force in any location where the services are to be performed and shall comply with said dispositions, iXblue and the Customer remaining responsible for their own personnel.

6.2. Except in case of expressly stipulated and justified reserve by the Customer following the completion of any service and confirmed in writing to iXblue within three (3) calendar days, the said service performance shall be deemed accepted without reserve by the Customer.

ARTICLE 7 – PRICE AND PAYMENT TERMS

7.1. Pricing

The price of the USV and any related services is in Euro and is defined within iXblue's offer issued to the Customer and in the Order acknowledgment. Each party the taxes, charges or duties said party is liable for under the applicable law. Any banking costs shall be borne by the Customer.

7.2. Terms of payment

Unless otherwise stated, the price shall be paid by the Customer according to the payment terms stipulated in the offer issued by iXblue. Unless otherwise stated in iXblue offer, payment shall be made by bank transfer at maturity as stated on the invoice(s) – or thirty (30) calendar days net from invoice date if no maturity mentioned on invoice(s) – and using the bank details provided by iXblue. A payment is deemed as done when the corresponding sum is received on iXblue bank account.

7.3. Delays of payment

In case of delay of payment, iXblue shall be entitled to apply a penalty on the amount of the relevant invoice, calculated on the basis of an interest rate equal to the refinancing rate of the European Central Bank increased by ten (10) percentage points. In addition to this penalty, iXblue shall be entitled to the payment of a lump sum as defined in the article L441-6 of the French Commercial Code. When the payment recovery costs supported effectively are greater than the lump sum compensation, iXblue may also claim, upon justification, an indemnity for the extra costs incurred. In addition, iXblue has the right to suspend execution of the Order upon notice to the Customer. In case of continued non-payment, iXblue is entitled to terminate the Order for default of the Client, without prejudice to any right iXblue to claim for any damages or start any action for the return of the USV.

ARTICLE 8 – RETENTION OF TITLE

iXblue shall keep full title to the USV sold until the price has been fully paid, including the principal, and any applicable interests, penalties and indemnities. Any failure to pay any amounts payable on due date shall entitle iXblue to claim for the USV. In case of a seizure, or in case of a third-party procedure, before full payment of the due amounts, the Customer shall notify iXblue immediately and shall inform the said third party of the retention of title by iXblue. The above provisions shall not make obstacle to the transfer to the Customer, upon delivery, of all the risks (loss and damage) associated to the USV sold.

ARTICLE 9 – ACCEPTANCE OF THE USV

9.1. Any test and trials of the USV shall be carried out in La Ciotat (France). iXblue shall provide the crew for the performance of these tests and trials. If some Customer's equipment is installed on board USV or used during USV trials, all risks of loss or damage to these Customer's equipment shall be borne by the Customer who waive any right of claim (including from its insurers) against iXblue as a result of these later loss and damage to Customer's equipment

9.2. Except in case of expressly stipulated and justified reserve issued by the Customer within five (5) calendar days following date of completion of the tests and trials of the USV, the Customer is considered as having accepted the USV with no reserve and iXblue shall be entitled to carry on the performance of the Contract and to ask to the Customer to perform its own obligations. In case of reserve, the Customer shall provide iXblue with all evidence in proof of the defects detected. iXblue shall provide of certificate of acceptance of the USV.

9.2. All transportation costs and risks associated with the return of the USV shall be borne by the Customer.

9.3. In case of any apparent defect or non-conformity observed on the USV, and provided that it has been duly ascertained by iXblue in writing, this defect shall be remedied by iXblue at its own costs as soon as possible. The Customer is prohibited from intervening on its own or having any third party intervene and shall facilitate any action from iXblue intended to remedy to the defect.

ARTICLE 10 – WARRANTY

10.1. iXblue warrants that the USV shall be delivered free from defective material, workmanship, design or assembly during normal use. This warranty is valid for twelve (12) months from the date of delivery as per article 3 above.

10.2. As soon as the Customer is aware of any defect covered by the warranty, the Customer shall notify in writing such defect to iXblue. As part of the warranty, iXblue shall decide at its sole discretion the nature of actions to take to repair the USV. This warranty covers, at iXblue's costs, the repair or re-performance of parts of defect on the USV. Any part of the USV repaired by iXblue or its authorized representatives duly chosen and instructed in writing by iXblue, within the warranty provided under this article 10 shall benefit from a new warranty period of six (6) months, starting from the delivery of the repaired USV to the Customer.

10.3. This warranty is definitely void and not applicable if:

- If the nonconformity, defectiveness or malfunction affecting the USV was caused by an improper use or changes made by the Customer, without iXblue's consent, or
- If the defect develops as a result of mishandling or non-adherence to the planned maintenance schedule, or
- Any use of the USV contrary to instruction manual or any other instruction that may have been given by iXbue, or
- In case for normal deterioration (wear and tear) of the USV.

10.4. Transportation costs and risks

Any return of USV to iXblue under warranty shall be previously agreed upon in writing by iXblue, all costs and risks to return the USV to the location stipulated by iXblue being borne by the Customer. All costs and risks for the return of the USV to the Customer, to the location stipulated by the Customer within France mainland, shall be borne by iXblue.

10.5. Intervention on site

The interventions by iXblue personnel in the Customer's premises shall be performed in accordance with the applicable procedures in force within iXblue and iXblue shall provide the Customer with all prerequisites and prior dispositions that fall under the later's responsibility. The concerned personnel from iXblue and the Customer, including any contractors, sub-contractors and consultants, shall be informed of any regulation in force in any location where the services are to be performed, iXblue and the

Customer remaining responsible for their own personnel. In case the terms of the contractual warranty as exposed in article 10 above or the stated prerequisites and prior dispositions happen not to be satisfied, iXblue reserves the right to invoice the Customer for the intervention realized (personnel and travel costs), with prices available upon demand.

ARTICLE 11 – DRIX USV OBLIGATIONS AND TRAINING

11.1. The Customer acknowledges that the USV purchased from iXblue is a standard product designed to be compliant with the standard laws and regulations applicable in France and with iXblue's own operational requirements.

11.2. The Customer is deemed to be the only party to have full knowledge about all legal, regulatory and operational requirements applicable in the place where the USV, after delivery by iXblue, shall be used and/or registered by the Customer. As a consequence of the foregoing, it shall be the exclusive Customer's responsibility, before signature of the Order, to ensure compliance of the USV with all legal, regulatory or operational requirements applicable in the areas where the Customer wishes to use the USV after delivery and which could have impact on the construction and/or the operational deployment and use of the USV by the Customer.

11.3. Failing to notify to iXblue, prior to conclusion of the Order, any specific legal, regulatory and operational requirement, other than the standard specifications or information communicated by iXblue:

(i) The Customer acknowledges that the USV offered by iXblue and accepted by the Customer is compliant with the Customer's needs and with legal, regulatory and operational requirements applicable in the areas where the USV shall be used, and

(ii) The Customer shall be exclusively liable for and shall indemnify and hold iXblue harmless for all consequences, including legal and financial, arising from non-compliance of the USV with any legal, regulatory and operational requirement applicable in the areas of use of the USV and which would not have been notified by the Customer to iXblue prior to conclusion of the Order.

11.4. iXblue shall provide for a training for the trainees sent by the Customer according to the conditions of iXblue's offer accepted by the Customer. In case of non-participation of the Customer to the training provided by iXblue:

a) iXblue shall be released from all and any liability of any kind towards the Customer regarding the consequences of the lack of skill of the Customer while operating the USV after delivery, and

b) In case of any incident after delivery resulting from the use of the USV by Customer, the Customer shall indemnify and hold iXblue harmless for all consequences of any kind (including legal and financial) arising from this aforementioned.

11.5. This article 11 shall apply notwithstanding any other contradictory or non-contradictory provision of the Order and shall survive to the termination or expiration of the Order.

ARTICLE 12 – INTELLECTUAL PROPERTY

12.1. All the intellectual property rights, existing prior to the Order or generated within the Order performance, protectable or not, related to the USV and its related services and accessories, including without limitation, rights related to studies, know-how, software, firmware, patents, schemes, models, drawings, technical descriptions, calculations, test results and any other documents provided or not by iXblue, shall remain the sole property of iXblue.

12.2. iXblue shall grant to Customer a non-exclusive right of use of all intellectual property right belonging to iXblue for the purpose of use, operation and maintenance of the USV for the Customer's own needs. This right is not assignable and is given without right to sublicense. Any other right not expressly listed above is excluded, in particular right to commercially exploit, to distribute, to modify, to reproduce, to manufacture, or to copy for any purpose.

12.3. The Customer shall take all necessary measures in order to protect iXblue intellectual property rights integrity and confidentiality pursuant to article 20, in particular with regard to any "industrial secret" attached to technical documents, studies, information or know-how.

12.4. For the purpose of the GTCS, the word "Software(s)" means any software or firmware provided by iXblue to Customer and embedded or not within the USV. Subject to the specific provisions of the software licence associated to the concerned Software which, as the case may be, shall prevail, the Customer shall only have a right to use said Software for the sole purpose of operating the USV its own needs, to the exclusion of any other right. In particular, no source code of the Software shall be assigned or transferred to the Customer.

12.5. It shall be the Customer's exclusive responsibility to ensure that Customer's hardware and software environment is compliant and suitable for the use of the Software.

12.6. iXblue's liability shall be excluded:

- With regard to the use of Software by the Customer and of the results so generated by the Customer. The use of the Software shall be under sole and exclusive responsibility of the Customer.
- With regard to the consequences of whatever kind, resulting from a Software modification to the sole initiative of the Customer or from the integration of the Software, without iXblue's consent, within a Customer's larger hardware or software package.

ARTICLE 13 – FORCE MAJEURE

13.1. A Force majeure event shall be understood, pursuant to French law, as an unpredictable, irresistible and beyond a party's control event.

13.2. Upon occurrence of a Force Majeure event, and within a maximum period of ten (10) calendar days starting from its occurrence, the affected party shall notify the other party by registered letter with return receipt requested and indicate the circumstances, complete with any written evidence required. All the obligations affected by a Force Majeure event shall be suspended.

13.3. Should any Force Majeure event prevent either party to fulfil its contractual obligations for more than ninety (90) calendar days, starting from the abovementioned notification, and without any agreement to pursue the performance of the Order, iXblue shall be entitled to terminate the Order or any part thereof in accordance with article 14.2 below.

ARTICLE 14 – TERMINATION

14.1. In case of breach by a party of its contractual obligations, and without this breach being remedied within a period of thirty (30) calendar days from the date of a formal notice of the other party requesting to do so, the non-defaulting party shall be entitled to terminate immediately and without any further formality the concerned Order.

14.2. Upon any termination of the Order, iXblue shall be paid for the work delivered to the Customer up to the termination date and shall be reimbursed by the Customer for all the direct costs incurred because of the termination.

The amounts indicated here above are the only amounts the parties may claim in respect of the termination and no other compensation or damages may be claimed by either party from the other party, save in case of termination for default of or breach by a party where the non-breaching party shall be entitled to claim for such damages or compensation.

14.3. Without prejudice to the foregoing, it is agreed that iXblue shall recover the property of any part of the work (including the USV) delivered to the Customer and for which iXblue has reimbursed to the Customer the corresponding payments.

ARTICLE 15 – COMPLIANCE WITH LAWS AND REGULATIONS

Each party undertakes to comply with all applicable laws and regulations and in particular all the applicable laws and regulations about taxation, anti-bribery and integrity, personal data protection (in particular GDPR regulation) and health, safety and environment.

ARTICLE 16 – INDEMNIFICATION

16.1. Except in case of a gross negligence or wilful misconduct from the Customer, iXblue shall be responsible for and shall save, indemnify, defend and hold harmless the Customer from and against all claims, losses, damages, costs expenses and liabilities in respect of:

a) Loss of or damage to property of iXblue in connection with the performance or non-performance of the Order; and
b) Personal injury including death or disease to any person employed by iXblue arising from, relating the performance or non-performance of the Order; and
c) damage to the property of any third party to the extent that any such injury, loss or damage is caused by the gross negligence or breach of duty (whether statutory or otherwise) of the iXblue.

16.2. Except in case of a gross negligence or wilful misconduct from iXblue, the Customer shall be responsible for and shall save, indemnify, defend and hold harmless iXblue from and against all claims, losses, damages, costs expenses and liabilities in respect of:

a) Loss of or damage to property of the Customer (including any equipment used on board or with the USV during trials before delivery) in connection with the performance or non-performance of the Order; and
b) Personal injury including death or disease to any person employed by the Customer arising from, relating the performance or non-performance of the Order, and
c) Damage to the property of any third party to the extent that any such injury, loss or damage is caused by the gross negligence or breach of duty (whether statutory or otherwise) of the Customer.

16.3. Without prejudice to article 17 below, upon written request of iXblue, each party shall submit to the other party a written statement by its respective insurers that they shall have no claim and no recourse against the other party and its respective insurers for claims specified in the present clause.

ARTICLE 17 – INSURANCE

17.1. Upon delivery of the USV as per this Order, it shall be Customer's responsibility to arrange, at its own costs, the necessary insurance coverage for the USV.

17.2. The Customer shall also subscribe all the other necessary insurances to cover any kind of damage that could arise within the performance of the Order.

ARTICLE 18 – LIABILITY

18.1. Whenever related, including presumably, to any breach, act or omission of iXblue, its employees, agents, representatives or subcontractors, arising from or in any way relating to the Order, whether based on the Order, tort (including negligence), strict liability or any other legal theory:

- In no event shall iXblue, its employees, agents, representatives or subcontractors be liable for loss of contract, work interruption, loss of use, loss of data, loss of revenue, profit or anticipated savings, loss of goodwill or any indirect, special, incidental, consequential, exemplary or punitive damages, even if advised of the possibility of such losses or damages ; and,
- The maximum aggregate liability of iXblue, including its employees, agents, representatives and subcontractors, shall not exceed the total value of the Order concerned by the claim.

18.2. The aforementioned restrictions on liability are not applicable in cases of damage to third party, personal injury or death or damages resulting from any fraudulent act, wilful misconduct or gross negligence of iXblue or its employees.

ARTICLE 19 – APPLICABLE LAW AND SETTLEMENT OF DISPUTES

19.1. The interpretation, performance or non-performance of the Order and any and all matters in dispute between the Customer and iXblue, whether arising from the Order, or arising from alleged extra-contractual facts prior to, during, or subsequent to the Order, shall be governed by the laws of France, and, excluding the 11th April 1980 United Nations convention on international sales of goods.

19.2. Any dispute related to or arising from this Order, and which cannot be settled by amicable agreement within one (1) month from notification of the said dispute, shall be submitted to arbitration according to the arbitration rules of the International Chamber of Commerce (ICC). The arbitration tribunal shall be composed by three (3) arbitrators: each Party shall appoint one (1) arbitrator and the two appointed arbitrators shall appoint the third arbitrator who shall act as president of the arbitration tribunal. The arbitrators shall have to comply with all the ICC arbitration rules and the president of the arbitration tribunal shall not have the nationality of any of the Parties. The arbitration tribunal shall have its seat in Paris, France. The arbitration award shall be final and binding upon the Parties.

ARTICLE 20 – MISCELLANEOUS

20.1. Waiver

The failure, in a particular case, of iXblue to exercise or enforce any right, remedy or provision contained in the Order shall not constitute a waiver and shall not prevent iXblue from subsequently exercising any rights.

20.2. Confidentiality

Customer shall hold confidential and shall not use, disclose or permit others to use any confidential information identified as such in writing or orally by iXblue or information which the Customer knows or ought to reasonably know is confidential, proprietary or trade secret information of iXblue, including, without limitation, trade secrets embodied in the goods/USV or the related services. For this purpose, any iXblue offer is a confidential information.

20.3. Assignment

The Order shall not be assigned or otherwise transferred by the Customer (by operation of law or otherwise) without the prior written consent of iXblue.

20.4. Severability

In the event that any of the terms of the Order, become or are declared to be invalid, the parties shall remain bound by the other provisions and shall meet as soon as possible to remedy to the said invalid clauses in the same vein as when drafting the Order. All the other terms no affected shall remain in full force and effect.

20.5. No Third Party

The parties hereby confirm that no provision of the Order shall confer any benefit on, nor be enforceable, by any person (physical or legal) who is not a party to this Contract.

20.6. Entire agreement

The Order constitutes the entire agreement between the parties hereto concerning the subject matter of the Order, apart from existing non-disclosure agreements, and there are no understandings, agreements, representations, conditions, warranties, or other terms, express or implied, which are not specified herein. The Order may only be modified through amendment signed by authorized representatives of iXblue and the Customer.

20.7. Notification

Any written communication or notification to be sent between iXblue and the Customer for the purpose of this Order shall be sent by registered letter or registered email with acknowledgement of receipt.

NAUTICUS ROBOTICS INC.

Technical offer for DriX USV

Linked to commercial offer Ref.: QU_2111_41317_1
Dated December 5, 2021



Table of Content

1 DriX Standard package

DriX is an internationally patented system, the autonomous system is divided in various optional products and services such as:

- ✓ DRIX (USV)
- ✓ Payload systems (Gondola and sensors)
- ✓ LARS system
- ✓ Support and services.
- ✓ Options

1.1 DriX USV

1.1.1 DriX main characteristics

- **Main Dimensions**
  - ✓ Length Overall (LOA) 7.7 m
  - ✓ Beam: 0.82 m
  - ✓ Draft: 2.0 m
  - ✓ Full load displacement: 1.6 metric tons



- **DRIX USV's Performances**
  - ✓ Speed range: from 3.5 to 13 knots
  - ✓ Fuel capacity: 250 litres.
  - ✓ Operability in sea states > 4

- **Indicative Survey performance on calm water***
  - ✓ Average survey Speed: @ 8 knots > 800 Nm
  - ✓ Long range survey Speed: @ 6 knots > 1000 Nm
  - ✓ Fast Transit Speed: @ 12 knots > 350 Nm

**Performance may vary depending on Payloads.*

1.1.2 Technical description

- **Hull Construction (BV Classed)**

DriX is constructed out of composite materials (E-Glass, Kevlar, carbon, and epoxy Resin) using infusion process.

The hull is divided in three watertight compartments and fitted with a crash-box which can be replaced with a simple tool (requiring minimal downtime).


SIDE VIEW
DWL
BASE LINE

DriX starboard view

- **Crashbox**
  DriX stem is protected with a sacrificial crashbox which is profiled to ensure efficient wave piercing effect. It is fixed on a watertight bulkhead.
  The crash box can be replaced in less than 5 minutes with a simple tool.





- **Propulsion**
  - ✓ 1 x 37.5 HP N4.38 Nanni Diesel engine
  - ✓ 1 x ZF 25A gear box with trolling valve
  - ✓ 1 x 3 blades fixed pitch propeller
  - ✓ 1 x 250 liters diesel fuel tank; 1 x fixed pitch propeller mounted on a direct shaft

- **Stabilization**
  - ✓ 1 x T-Foil rudder
  - ✓ 1 x 2 meters draft lifting keel (fully extended during navigation and retracted within the mast when docked)
  - ✓ 1 x hydrodynamically active stabilizer located on the keel profile (roll stabilizer). Roll stabilization is achieved with a servo motor slaved to the integrated iXblue PHINS C7 inertial unit.



- **Electrical power systems**
  DriX electrical power is provided by two DC alternators charging a set of batteries.
  - ✓ Alternators Total capacity: 2.4 kW (1.2 kW dedicated for payloads)
  - ✓ Batteries total capacity: 120 Ah

- DriX is fitted with smart digital switching electrical distribution network and telemetry.
- Deck mounted Data and Shore-power plugs

- **DriX Control Station (for remote monitoring & control)**
  - One radio remote control (VHF, Wi-Fi)
  - One hardened laptop PC with Navigation & Mission planning software
  - Second hardened laptop PC (in option)



Hardened laptop PC



Radio remote control

- **Emergency Stop**
  - DriX is equipped with a safety emergency wire shut off safety system which can be manually activated with a boathook.
  - The Iridium edge recovery system is automatically started to provide the position of the DRIX while automatic shut off is activated.

- **Situational Awareness**
  - 360° HD video coverage
  - 70° frontal forward looking infrared camera
  - 360° 3D LIDAR
  - AIS emitter
  - Navigation lights
  - Working lights
  - Auto pilot for direct (remote control), semi-autonomous (mission pattern), autonomous (transit + mission pattern as per mission preparation)
  - Radar is available in option


WIFI Antennas
UHF Antenna (optional)
Lightning Arrester
MBR Antenna (optional)
GNSS Antenna (main)
Remote Control Antenna
GNSS Antenna (optional)
AIS
LIDAR
Navigation Lights
SATCOM Antenna Iridium


thermal camera
sea spray guard
optical cameras
LED batteries indicators
lifting cable

Exemple of DRIX USV mast head

- **iXblue SW package for vessel operation under supervised autonomy - CORTIX**

CORTIX Autonomy is taking care of the execution of the DriX autonomous behaviours. The autonomous behaviours configuration is done through the CORTIX user HMI.

The CORTIX Autonomous behaviours are described in the following sections.

The DriX is designed to operate with a high level of autonomy under the supervision of a human operator located remotely. The DriX relies on the iXblue CORTIX Software (SW) framework to manage its autonomy CORTIX includes:

- ✓ CORTIX Autonomy (Mission planning and Execution)
- ✓ CORTIX Safety (Obstacle Avoidance, Vehicle Health Management)
- ✓ CORTIX Data (On-board Data Acquisition, Data QA/QC)
- ✓ CORTIX Horizon (Communication infrastructure management)

CORTIX has three deployed components:

- ✓ CORTIX On-board (Autonomy SW running on-board)
- ✓ CORTIX Cloud /Edge (Autonomy SW running on the user side either on a physical computer with no global connectivity requirement (Edge) or in the Cloud (for OTH operations).
- ✓ CORTIX User (Web based HMI, User interface for mission planning and supervision running on top of CORTIX Edge/Cloud)


CORTIX On-Board
CORTIX Cloud / Edge
(Application)
CORTIX User
(Web Interface)
CORTIX Autonomy
CORTIX Safety
CORTIX Data
CORTIX Horizon
Pilot (Front Seat)
Mission Manager (Backseat)
Mission Planning
Mission Supervision
Post-Job Analyzer
Obstacle Management
Health Management
Safety, Health Situational Awareness
On-Board Data Acquisition
On-Board QA/QC
Cloud Data Acquisition
Data RT Display
OTH Traffic Management
Infrastructure Management
OTH Traffic Management
OTH Traffic Dashboard
API
3rd party SW package
Passerelle
Survey SW package
(...)
Client specific SW package

- **CORTIX Autonomy** takes care of Mission planning and execution. A DriX mission is defined through a set of autonomous behaviors. The CORTIX autonomous behaviors include:
  - ✓ Stop and Hold Position – available to the operator during normal operations. The DriX will stop and hold its current position if it loses connection with the operator after an operator-defined period of time.
  - ✓ Hovering.
  - ✓ Survey Path Following (allows DriX to execute an operator defined Path).
  - ✓ Go To (a specific position on the map).
  - ✓ Exact Follow-me behavior (follow the same trajectory as the mother vessel within a minimum and maximum distance from the vessel).
  - ✓ Tracking Follow Me Behavior (follow the Mothership in tracking mode with its heading aligned with the vessel one, with an offset vs the vessel and within a minimum and maximum distance from the vessel).
  - ✓ Box In (DriX circling around a user-defined point with a user-defined radius).
  - ✓ Auto Docking in Launch and Recovery System (DDS or UDS).

The Autonomous behaviors are parametrized by the user through the CORTIX User interface. The user can define Exclusion Zones. CORTIX can be interfaced with a WMS Chart Server as a service to distribute ENC (Electronic Nautical Chart) files to the CORTIX deployed components.


Obstacle trajectory
Radar
Lidar
Camera
1000 m
250 m
500 m
100 m
Past trajectory
Planned trajectory
Automatic avoidance trajectory

- **On board Communications**

DriX is fitted with a range of complementary communications systems to allow the monitoring and control in any mode of operation including Wi-Fi for short range and satellite comms for over the horizon operations.

Standard

- ✓ 360° radio coverage (Line of Sight) / (Radio / WIFI / LTE)
- ✓ Recovery back up: IRIDIUM Edge (low bandwidth OTH) (Iridium subscription not included)

Optional

- ✓ Extra range UHF: Kongsberg Maritime Broadband Radio (MBR)
- ✓ Over the Horizon (OTH): Satcom (High Bandwidth) Iridium Certus


SATCOM Certus
(350 kbps)
Global
MBR
Bandwidth 16.5 Mbps
13 Km
UHF Radio
10 Km
WIFI
2.5 Km
1.5 Km
Remote
Control

Indicative Communication system range

Mission System

- ✓ 1 x CORTIX Software suite for mission planning, execution and supervision as described above
- ✓ The DriX includes a Survey computer free of use for 3rd party software package such as QINCY QPS, EIVA, HIPACK, … (Licenses not included)
- ✓ 1 x Obstacle Avoidance System as part of CORTIX OAS
- ✓ 1 x integrated inertial navigation System (INS) reference: iXblue Phins C7
- ✓ 1 x payload electronic cabinet for equipment control1 x Mother vessel Wi-Fi station (second station optional)





Mission system software

- **Maintenance Kit**

All the necessary consumables parts and special tools (except oils) to maintain DriX operational over a year (3000 hours) in operations are included with DriX USV and can be reviewed in Section 1 of the Commercial Offer *Ref: QU_2111_41317- iXblue USV DriX Nauticus Robotics.*
Spares parts package is included in this offer and can be reviewed in Section 1 of the Commercial Offer Ref: *QU_2111_41317-ixblue USV DriX Nauticus Robotics*. This can also be adapted to customer needs depending on operational environment.

1.2 DriX Deployment System (DDS)

The DriX Deployment System (DDS) is the DriX Launch and Recovery System. It is both used as a lifting device (Bureau Veritas Certified under the "Loose Gear & Lifting Accessory" section) to deploy and retrieve a DriX from the water, and a protective shelter when DriX is inside.



DDS with single lifting point

The DDS is fitted with:

- ✓ 1 x iXblue Quadrans gyrocompass AHRS
- ✓ 1 x GNSS system (subscription for correction services not included)
- ✓ 1 x GNSS antenna
- ✓ 1 x Programmable Logic Controller (locking and unlocking of the DriX when inside the DDS)

- **Main characteristics**
  - ✓ Length : 8.8 m
  - ✓ Width : 2.3 m
  - ✓ Height under lifting point : 4.52 m
  - ✓ Material : Glass / Carbon / Epoxy
  - ✓ Weight : 1200 kg
  - ✓ Maximum payload : 1500 kg



All the maintenance on DriX can be done whilst DriX is stored inside the DDS. It can be used onboard a vessel, or even on the road, with DriX and its DDS on a trailer.

From the navigator point of view, DriX will be recovered in the same spirit as a RHIB would. The DDS remains attached to the crane, Davit or A-frame, and the DriX steps inside, manually or autonomously (user's choice). Once it is secured inside the DDS, the DDS is lifted back onboard.


VESTDAVIT

DriX inside its DDS on a davit

The DDS comes with **<u>one or two</u> <u>(optional)</u> lifting points** to be defined prior to order, and can be used from a Davit, an A-frame or a Crane. *This is also mentioned in Section 1 of the Commercial Offer Ref: QU_2111_41317-ixblue USV DriX Nauticus Robotics.docx. Price Upon request.*

1.3 Special transportation Container

Because DriX is likely to be shipped around internationally. iXblue developed a sliding cart designed to store the DriX and its deployment system inside a <u>40-foot hi-cube Container.</u> The entire DriX package holds into that container.

External Dimensions: Length: 12192 mm / Width : 2438 mm / Height: 2896 mm

Included in the Commercial Offer Ref: QU_2111_41317-ixblue USV DriX Nauticus Robotics.docx refer to Section 1.


40ft High Cube
2,44m
2,29m
2,90m
2,57m
2,31m
2,67m
12,07m
12,19m
External dimensions
Internal dimensions
Door dimentions



DriX Special Transportation Container



Container DriX+DDS+Spare parts

1.4 Road Trailer (***Not Included in the Commercial Offer***)

One 4 wheel axle US Made Road trailer consists of ;

- ✓ 26 feet
- ✓ 14,000 Lb G.V.W.R
- ✓ 7,000 Lb x 2 G.A.W.R



Example of DriX and its DDS siting on a trailer

2 DriX Options

2.1 DRIX Certification

DriX can be delivered with a construction certificate from an IACS company such as Bureau Veritas, or Lloyds. This certificate will cover the following items:

- ✓ Hull structure
- ✓ Stability
- ✓ Control system
- ✓ Electrical systems
- ✓ Navigation systems
- ✓ Propulsion and maneuvering
- ✓ Fire
- ✓ Auxiliary systems

- **Bureau Veritas (BV) Certification**

  I ❖ HULL
  SPECIAL SERVICE

Including:

- ✓ Construction visits for Hull on construction site
- ✓ Intact stability booklet verification
- ✓ Risk analysis examination HAZID & FMEA
- ✓ Final weight experiment and stability test
- ✓ Tests and sea trials
- ✓ Delivery of class Certificate
- ✓ Delivery of approval in principle (AIP) under BV's Marine & Offshore NI641

2.2 Communication & Navigation options

2.2.1 MBR 144 (Included in Commercial Offer)

The Maritime Broadband Radio from Kongsberg is a smart antenna designed for use in maritime applications where digital high-speed reliable communication and data transfer is crucial for efficient and safe operations. Completely enclosed with integrated antennas the MBR 144 is designed for installations on small manned and unmanned vessels. The unit has an integrated bracket for easy installation on vertical or horizontal rails, and with built-in GNSS sensor, the unit has possibility for absolute positioning. With its neat and slim design, and only one cable to connect, the MBR 144 is easy to deploy on the vessel.

2.2.2 MBR 179 (mother vessel- Not Included in Commercial Offer)

The Maritime Broadband Radio is a smart antenna designed for use in any application where resilient high-speed communication and high-capacity data transfer are crucial for efficient and safe operation. With beamforming the MBR 179 provides steerable high-gain antenna direction in an omnidirectional sector, ideal for vessels and moving assets. With narrow fan shaped antenna diagram, a strong link margin is maintained and continuously updated as the unit is unaffected of vessel movements.

2.2.3 Over the Horizon (OTH) SATCOM OPTION (Included in Commercial Offer)


THALES

Iridium Certus Thales VesseLINK 350

Antenna and transceiver are installed on DRIX

Antenna is mounted on a transom dedicated mast to avoid shadowing effect and avoid green water areas.

- ✓ License for communication plan is not included in the option.

2.2.4 Radar (Included in Commercial Offer)


SIMRAD

A radome radar is installed forward of the Mast on a dedicated support.

Model: SIMRAD Halo 20+. (36 Nm)

HALO20+ radar delivers a full 360-degree sweep every second, thanks to its industry-first 60 rpm rotation at ranges up to 1.5 nautical miles. These updates give operators an almost real-time view at close range – offering collision avoidance of fast-moving targets. High-quality short-, mid- and long-range detection.



MARPA Target Tracking & Velocity-Track Doppler technology.

3 Other LARS & Logistics systems

3.1 DriX Offshore Platform (DOP) compatible with DDS only

(Not Included in Commercial Offer)

In order to simplify the daily use of DriX at sea onboard a vessel work-deck, iXblue developed an offshore DriX working station. This half-height 20 ft equivalent transformer container unfolds into a working bench and a deck cradle to work on DriX.






iXblue

DriX Deployable Workbench

4 Training & Support (Included in Commercial Offer)

4.1 Training

DriX supervisor training has been externalized to a third-party specialized company.

Those involved in projects with DriX must provide qualified personnel to operate it. A DriX Supervisor certification is issued after completion of on iXblue's official training; a program articulated in two parts:

- ✓ The theoretical part, mainly consisting of text lessons, videos, presentations, quizzes, etc. as published on an e-learning platform
- ✓ The practical part, where the theoretical concepts, will be put to test via hands-on experience in a training facility with an instructor and other domain specialists.


Drix Training
Become a certified DriX Supervisor
Sign Up
DriX Supervisor Course
iXblue Official Training Course for DriX
Hundreds of lessons in rich content format to make you explore all there is to know about DriX.
Followed by 6 days of instructor-led hands-on training.
iXblue

This was designed to help participants build the knowledge needed to understand how to operate, deploy, store and transport DriX, but also to be able to troubleshoot, make some repairs, diagnose problems and make preventive maintenance.
A personal certificate is issued following an examination at the end of the complete training session.

4.1.1 E-learning

The **Theory Session** of the course, online study, and covers 16 topics (about 80 hours):

- ✓ DriX General Presentation
- ✓ Telecommunications equipment
- ✓ Cameras and Lidar
- ✓ Internal Sensors
- ✓ Actuators
- ✓ Survey Equipment - Payload Integration
- ✓ Remote Control
- ✓ Programmable Logic Controller (PLC)
- ✓ The Electrical Architecture
- ✓ Human-Machine Interface (HMI)
- ✓ Piloting
- ✓ The Diesel Engine
- ✓ Mobilization/Demobilization and Transport
- ✓ Launch and Recovery
- ✓ Preventive Maintenance
- ✓ Composite Repairs

For more information on the syllabus, please refer to each section online on the public home page for the course (https://www.elearn.education/courses/DriX-pilot).
Extra e-learning access can be open for people who are not taking part of the Full training. E-learning only will not be eligible for DriX Training Certificate.

4.1.2 Practical sessions

The **Practical Session** of the course (held in La Ciotat - France) lasts 6 days and is run in small groups (4 people). After completing the theory modules online, instructor-led hands-on training will cover all practical aspects of:

- ✓ Piloting at sea (manual piloting and auto-piloting + Exam)
- ✓ DriX Deployment
- ✓ Containerization & Transport
- ✓ Payload Integration
- ✓ Electric circuitry
- ✓ Composite repairs
- ✓ Maintenance
- ✓ DriX engine
- ✓ Diagnosis

Details on training conditions:
- Full training on DriX package for four (4) people in La Ciotat Shipyards, France
- From that basis, extra cost applies for any additional personal.
- Transports, board and lodging of trainees are not included in that price

4.2 Support

Our qualified teams of hydrographers and geophysicists are available to support our customers during their initial hydrographic surveys with the DriX. From data acquisition all the way to the processing and reporting phases, our team of professional surveyors are available at every step should there be any need for additional guidance after the training.


iXblue

Full DriX package in operation

5 Payload Systems

DriX is ready to receive various mission payload systems including:

- **One underway profiling winch for SVP or CTD fully integrated deck system.**
- **One underwater gondola (various standard design or custom designs)**
- **One electronic compartment (fitting up to 3U, 19'')**


Mast & Keel
Payload cables
bundle
Electrical compartment
Power and
communication
To Payload
Payload Gondola



5.1 SVP automatic System *(Not Included refer to section 2 in the Commercial Offer,Ref: QU_2111_41317-ixblue USV DriX Nauticus Robotics.docx)*

DriX can perform its SVP castings autonomously if needed, thanks to this optional Automatic Sound Velocity Profiler system. It includes the SVP launch and recovery winch system from the DriX for shallow water.

Note: DriX must be in Idle mode to use the SVP sounder.



Fully integrated below deck cover SVP sounder and winch

5.2 DriX Gondola systems

A gondola is an underwater system specifically designed to reduce the noise and increase the data quality. It is located 2 meters below the water surface. The DriX structure and the gondola shape are designed as to reduce the acoustic and hydrodynamic noises as well as to prevent the formation of air bubbles at the surface of payload equipment.
Combining the DriX Best in Class line keeping capabilities, the low noise, and the controlled motion for bathymetric survey operation the post-processing time requirement is drastically reduced.
All Gondola are specifically designed using CFD software to optimize the hydrodynamic performances and reduce the noise. The Gondolas are designed to accommodate various payloads configurations. Custom gondola can be supplied and is proposed in the Commercial offer under DriX Payload Systems.

The Gondola bottom plate is divided in three areas:

- ✓ Aft area is pre-engineered to integrate a Valeport Mini-SVS sensor, included in the Commercial Offer (refer to section 2, Ref: QU_2111_41317-ixblue USV DriX Nauticus Robotics.docx)
- ✓ Middle area is swappable Payload bottom plate receiving various payloads
- ✓ Forward area is fitted with the Inertial Navigation System PHINS C7 from iXblue.


Phins C7 INS
Bottom plate
Valeport
mini-SVS


Hydrodynamic
covers exemple

The bottom payload interface plate can be switch from a shore base or from a ship using pre-installed cables connected to the payload compartment.

5.3 Custom Gondola option

Specific gondolas can be tailor-made to the customer requirements and will be priced accordingly.
Note: Refer to section 2, of the Commercial Offer Ref: QU_2111_41317-ixblue USV DriX Nauticus Robotics.docx for pricing details on payload package included.

CUSTOM GONDOLA DRAFT EXAMPLE


iXblue
General Arrangement Drawing

<u>Payload Summary example</u>

Equipment / Transducers	*Supplied by*	*Fitted by*	*Cables provided by*
Valeport mini SVS	iXblue	iXblue	iXblue
iXblue Phins C7	iXblue	iXblue	iXblue
iXblue GAPS 7	iXblue	iXblue	iXblue
DOLPHIN	Customer	iXblue	Customer
SUBNERO	Customer	iXblue	Customer


iXblue

Example of a custom-made gondola (including GAPS USBL)

5.4 Payload Integration, offset, setup and testing

Client payload to be installed as per request and set procedures. Any specific installation steps requiring attention or with potential impact on equipment integrity must be communicated to iXblue prior to installation. iXblue might require client assistance and personnel for payload gondola integration depending on its own risk assessment.
iXblue will provide the cables between the gondola and the DriX electrical compartment. Cables used to connect client provided equipment within the gondola is not defined at present (customer responsibility) and therefore not included in the offer.
The payload integration includes:

- ✓ Processor unit installation inside DriX electronic compartment.
- ✓ Wiring of payloads between Electronics compartment and underwater sensors.
- ✓ Offset measurements
- ✓ Setup and trials of payload system

- **Notes**
  - ✓ iXblue standard Factory Acceptance Test procedures will cover all of DriX core functionalities (test coverage available on demand)
  - ✓ Able to demonstration of communication with client Payload equipment from Survey PC to equipment (IP Ping or via customer provided Software)

6 Payload Sensors

Description of payload sensors included in this DriX USV package, priced accordingly under section under 2 of the Commercial Offer *Ref: QU_2111_41317-ixblue USV DriX Nauticus Robotics.docx*

Sensor description	
Equipment / Transducers	***Datasheet***
Valeport mini SVS	Link to datasheet
iXblue GAPS M7	Link to datasheet
iXblue Oceano MT912S-R	Link to datasheet